UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

    On October 7, 2014, Intersections Inc. (“Intersections”) entered into a loan and security agreement dated October 7, 2014 (the “Loan Agreement”) with Silicon Valley Bank, a California corporation (“Bank”).  In connection with the Loan Agreement, Intersections and certain subsidiaries also entered into a secured guaranty and pledge agreement, an intellectual property security agreement and other related documents, all dated October 7, 2014 (together with the Loan Agreement, the “Loan Documents”).  The Loan Agreement provides for a revolving credit facility in the principal amount of $15,000,000.  Loans under the revolving credit facility will be available until October 7, 2016 (the “Maturity Date”), unless the facility is otherwise terminated pursuant to the terms of the Loan Agreement.  The obligations of Intersections under the Loan Agreement are guaranteed by its subsidiaries Captira Analytical, LLC, CreditComm Services LLC, i4c Innovations Inc., Intersections Arizona Holdings Inc., Intersections Enterprises Inc., Intersections Holdings Inc., Intersections Insurance Services Inc., Intersections Marketing Services Inc., and Screening International Holdings LLC.

    The Loan Agreement provides that all loans under the revolving credit facility will generally bear interest, for each day a loan is outstanding, at a rate per annum equal to, at the option of Intersections, either a rate based on the rate of interest at which deposits in U.S. Dollars are offered to Bank in the London interbank market for a specified interest period (a “LIBOR Priced Loan”) or the rate from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect (a “Prime Priced Loan”).  The interest rate applicable to a LIBOR Priced Loan is (a)(i) the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in U.S. Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest one ten-thousandth percent (0.0001%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) business days prior to the first day of the interest period specified by Intersections (which may be for one (1), two (2), three (3) or six (6) months) for a period approximately equal to the specified interest period and in an amount approximately equal to the amount of the requested LIBOR Priced Loan, divided by (ii) an amount equal to 1.00 minus the reserve percentage in effect on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement with respect to Eurocurrency liabilities, plus (b) an applicable rate per annum (the “LIBOR Margin”) ranging from 2.00% to 3.00% and determined based upon the EBITDA of Intersections and its subsidiaries on a consolidated basis for the trailing twelve months ending on the last day of the most recently ended fiscal quarter.  The interest rate applicable to a Prime Priced Loan is (a) a floating rate of interest equal to the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect, provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, then the interest rate shall be the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such applicable rate, the “Prime Rate”), plus (b) an applicable rate per annum (the “Prime Margin”) ranging from 1.00% to 2.00% and determined based upon the EBITDA of Intersections and its subsidiaries on a consolidated basis for the trailing twelve months ending on the last day of the most recently ended fiscal quarter.  Interest on each LIBOR Priced Loan is due and payable in arrears on the last day of the corresponding interest period, and as otherwise described in the Loan Agreement.  Interest on each Prime Priced Loan is due and payable in arrears on the first business day of each month, and as otherwise described in the Loan Agreement.  Intersections has also agreed to pay to Bank a quarterly unused revolving line facility fee equal to a rate per annum ranging from 0.25% to 0.40% and determined based upon the EBITDA of Intersections and its subsidiaries on a consolidated basis for the trailing twelve months ending on the last day of the most recently ended fiscal quarter multiplied by the daily average unused portion of the revolving credit facility.  LIBOR Priced Loans which remain outstanding after the applicable interest period or while an event of default exists will bear interest at the Prime Rate plus 2.00%.  Other obligations which remain outstanding while an event of default exists will bear interest at 2.00% above the otherwise applicable rate.  Intersections has paid an up-front fee of $90,000 and has reimbursed Bank for $75,000 of its out-of-pocket costs and expenses in connection with the facilities contemplated by the Loan Agreement.  If Intersections terminates the Loan Agreement for any reason prior to the first anniversary other than as a result of entering into a new credit facility with Bank or Bank’s material breach of the Loan Agreement, then Intersections is obligated to pay Bank a $150,000 termination fee.

    Intersections has agreed to repay on the Maturity Date the aggregate principal amount borrowed and outstanding under the revolving credit facility under the Loan Agreement, if any, on such date.

    Voluntary prepayments of the Prime Priced Loans under the Loan Agreement are permitted at any time without penalty or premium.  Voluntary prepayments of the LIBOR Priced Loans under the Loan Agreement prior to the end of the applicable interest period are subject to a requirement that Intersections reimburse Bank for certain losses and expenses incurred by Bank.  Mandatory prepayments of revolving loans under the Loan Agreement are required if for any reason the aggregate amount outstanding under the revolving credit facility under the Loan Agreement at any time exceeds $15,000,000.

    The Loan Agreement is secured by substantially all of the assets of Intersections and of its subsidiary-guarantors and a pledge by Intersections of stock and membership interests it holds in any domestic and first-tier foreign subsidiaries.

    The Loan Agreement contains certain customary covenants, including among other things covenants that limit or restrict the following:  the incurrence of liens; the making of investments; the incurrence of certain indebtedness; mergers, dissolutions, liquidations, or consolidations; acquisitions (other than certain permitted acquisitions); sales of substantially all of Intersections’ or any of its subsidiaries assets; the declaration of certain dividends or distributions; transactions with affiliates (other than guarantors under the Loan Agreement) other than on fair and reasonable terms; and the formation or acquisition of any direct or indirect domestic or first-tier foreign subsidiary of Intersections unless such subsidiary becomes a co-borrower or guarantor.

    Intersections is required to maintain compliance on a monthly basis with a minimum liquidity ratio (defined as (a) the sum of (i) the cash and cash equivalents of Intersections and subsidiaries on a consolidated basis plus (ii) the net billed accounts receivable of Intersections and subsidiaries divided by (b) Intersections and its subsidiaries obligations to Bank).  Intersections is required to maintain compliance on a quarterly basis with a specified minimum EBITDA of Intersections and its subsidiaries on a consolidated basis for the trailing twelve months ending on the last day of the applicable quarter.

    The Loan Agreement also contains customary events of default, including among other things non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, material judgment defaults, attachment defaults, ERISA defaults and change of control defaults.  The occurrence of an event of default could result in the acceleration of the obligations under the Loan Agreement of Intersections or its subsidiary-guarantors.

    The foregoing description of the Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the Loan Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement dated October 7, 2014 by and between Intersections Inc. and Silicon Valley Bank

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 10, 2014

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
	Name:	Ronald L. Barden
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement dated October 7, 2014 by and between Intersections Inc. and Silicon Valley Bank